777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM WRITER’S DIRECT LINE 414.297.5596 pfetzer@foley.com

September 27, 2024

VIA E-MAIL

Parnassus Income Funds

1 Market Street

Suite 1600

San Francisco, California 94105

RE:	Parnassus Income Funds – Amended Registration Statement

Ladies and Gentlemen:

We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A of Parnassus Income Funds (the “Trust”) relating to the sale by you of an indefinite amount of units of beneficial interest (such units of beneficial interest being hereinafter referred to as the “Shares”) in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Amended and Restated Declaration of Trust and By-laws, as amended to date; (c) Trust proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have made such other investigation as we have deemed appropriate, and we have examined and relied upon certificates of public officials.

In rendering this opinion we have assumed, without independent verification, (1) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (2) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (3) that any resolutions provided have been duly adopted by the Board of Trustees of the Trust; (4) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (5) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Trustees, or in the Amended Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Amended Registration Statement or otherwise.

We are giving this opinion letter only as attorneys licensed to practice law in the State of Wisconsin. Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws. We express no opinion herein as to the effect of any other laws, rules or regulations.

Based upon and subject to the foregoing, and assuming that (a) the Amended Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all Shares are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any amendments thereto, we are of the opinion that the Shares when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

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Parnassus Income Funds September 27, 2024 Page 2

In rendering the opinion above, insofar as it relates to the valid existence of the Trust, we have relied solely on a certificate of the Massachusetts Secretary of State attesting to the Trust’s legal existence and good standing in the Commonwealth of Massachusetts, and such opinion is limited accordingly and is rendered as of the date of such certificate.

This opinion is rendered solely in connection with the filing of the Amended Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Securities and Exchange Commission (“SEC”) as an exhibit to the Amended Registration Statement. In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder (the “Securities Act”), or within the category of persons whose consent is required by Section 7 of the Securities Act (or the rules and regulations of the SEC thereunder).

Very truly yours, /s/ Foley & Lardner LLP Foley & Lardner LLP